Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information included in Amendment No. 12 to the Registration Statement (Form N-1A, No. 811-22705) of SSGA Master Trust.

We also consent to the incorporation by reference of our report, dated August 31, 2018, with respect to the financial statements of Blackstone/GSO Senior Loan Portfolio, included in the June 30, 2018 Annual Report of SSGA Master Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 24, 2018